POWER OF ATTORNEY
      Know all by these presents, that the undersigned hereby constitutes and appoints each of (i) the General Counsel of Health Catalyst, Inc.
(the "Company") who is currently Benjamin Landry, and (ii) the Chief
 Financial Officer of the Company, who is currently Jason Alger, and their respective successors, signing singly, the undersigned's true and lawful attorney-in-fact to:
(1)	execute for and on behalf of the undersigned, in the undersigned's
	capacity as an officer and/or director of Health Catalyst, Inc.
	(the company), (i) Form ID, including any attached documents, to effect the
	assignment of codes to the undersigned to be used in the transmission of
	information to the United States Securities and Exchange Commission using
	the EDGAR System, (ii) Forms 3, 4 and 5, (iii) Schedule 13D, (iv) Schedule
	13G and (v) amendments of each thereof, in accordance with Section 16(a) of
	the Securities Exchange Act of 1934, as amended, and the rules thereunder;
(2)	do and perform any and all acts for and on behalf of the undersigned which
	may be necessary or desirable to complete and execute any such Form 3, 4 or
	5, Schedule 13D. Schedule 13G or any amendments thereto and timely file such
	form with the United States Securities and Exchange Commission and any stock
	exchange or similar authority; and
(3)	take any other action of any type whatsoever in connection with the
	foregoing which, in the opinion of such attorney-in-fact, may be of benefit
	to, in the best interest of, or legally required by, the undersigned, it
	being understood that the documents executed by such attorney-in-fact on
	behalf of the undersigned pursuant to this Power of Attorney shall be in such
	form and shall contain such terms and conditions as such attorney-in-fact may
	approve in such attorney-in-fact's discretion.
       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 or Regulation 13D-G of the Securities Exchange Act of 1934, as amended. The undersigned hereby agrees to indemnify the attorney-in-fact and the Company from and against any demand, damage, loss, cost or expense arising from any false or misleading information provided by the undersigned to the attorney-in-fact.
       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the
Company, unless earlier (a) revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (b) superseded by a new power of attorney regarding the purposes outlined in the first paragraph hereof dated as of a later date.


       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 23rd day of August, 2025.
/s/Justin Spencer
Name: Justin Spencer